Exhibit 99.3

SUBSCRIPTION ASSIGNMENT AND JOINDER AGREEMENT

This SUBSCRIPTION ASSIGNMENT AND JOINDER AGREEMENT (this “Assignment Agreement”), dated as of September 22, 2014, is entered into with reference to that certain Securities Purchase Agreement, dated as of May 9, 2014 (as amended or supplemented from time to time, the “Purchase Agreement”), by and among PLC Systems Inc., a Yukon Territory corporation (the “Company”), and the purchasers set forth on the signature pages thereto (the “Purchasers”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

WHEREAS, 5AM Ventures II, LP (“Ventures”) and 5AM Co-Investors II, LP (“Co-Investors” and together with Ventures, collectively, the “Assignors”) agreed to purchase an aggregate of $3,000,000.34 of Common Stock pursuant to the Purchase Agreement (the “Subscription Amount”); and

WHEREAS, in accordance with Section 5.7 of the Purchase Agreement, the Assignors desire to transfer and assign to Brigitte Smith (the “Assignee”), and Assignee desires to assume, all rights and obligations under the Transaction Documents with respect to $96,203.99 of the Subscription Amount from Ventures and $3,796.01 of the Subscription Amount from Co-Investors (collectively, the “Transferred Subscription Amounts”), including (without limitation) the right and obligation to purchase Shares corresponding to such Transferred Subscription Amounts.

NOW THEREFORE, for value received, the Company, Assignors and Assignee hereby agree as follows:

1.     Assignors hereby sell, assign and transfer to Assignee, and Assignee hereby purchases and assumes from Assignors, the Transferred Subscription Amounts and Assignors’ rights and obligations under the Transaction Documents, effective as of July 7, 2014 (the “Effective Date”), including (without limitation) the right and obligation to purchase the number of Shares equal to the aggregate Transferred Subscription Amounts divided by the Per Share Purchase Price (collectively, the “Transferred Shares”). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein.

2.     The Assignee hereby makes and confirms the representations and warranties in Section 3.2 of the Purchase Agreement as a “Purchaser” with same force and effect as if such representations and warranties were set forth herein in in their entirety for the express benefit and reliance of the Assignors and the Company.

3.     By execution and delivery of this Assignment Agreement, Assignee will be deemed to be a “Purchaser” under the Transaction Documents and authorizes this Assignment Agreement to be attached to the Transaction Documents.

4.     From and after the Effective Date, (a) Assignee shall be a party to the Transaction Documents and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Purchaser thereunder and (b) Assignors shall, to the extent provided in this Assignment Agreement, relinquish their rights (other than indemnification rights) and be released from their obligations under the Transaction Documents.

5.     THIS ASSIGNMENT AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

6.     This Assignment Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Assignment Agreement. Receipt by telecopy or other electronic means of any executed signature page to this Assignment Agreement shall constitute effective delivery of such signature page.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first written above.

PLC SYSTEMS INC.

By:	/s/ Gregory W. Mann
Name:	Gregory W. Mann
Title:	Chief Financial Officer

5AM VENTURES II By: 5AM PARTNERS II, LLC

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Member

5AM CO-INVESTORS II, LP By: 5AM PARTNERS II, LLC

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Member

BRIGITTE SMITH

By:	/s/ Brigitte Smith
Name:	Brigitte Smith

Address for Notice as a “Purchaser” under the Transaction Documents: